Exhibit 3.1

CERTIFICATE OF INCORPORATION OF

AMERICAN INTERNATIONAL HEALTH SERVICES, INC.

---00000---

1.      The name of the corporation is AMERICAN INTERNATIONAL HEALTH SERVICES, Inc.

2.      The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of' New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3.                3.      The nature of the business or purposes to be conducted or promoted is:  To establish, equip, maintain and conduct a hospital or other health facilities for the treatment, care and relief of sick, infirm and injured persons; for the care and treatment or maternity cases; and for the study of the cause nature, prevention and cure of diseases and the dissemination of knowledge relating thereto and the erection equipment and maintenance of all buildings and laboratories necessary or incidental thereto.

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4.     The total number of shares of stock which the corporation shall have authority to issue is two million (2,000,000) and the par value for each such shares is One Cent ($ .01) amounting in the aggregate to Twenty Thousand Dollars ($20,000.00).

5. The name and mailing address of each incorporator is as follows:

NAME	MAILING ADDRESS

F. J. Obara, Jr.	100 West Tenth Street
Wilmington, Delaware 19801

W. J. Reif	100 West Tenth Street
Wilmington, Delaware 19801

R. F. Andrews	100 West Tenth Street
Wilmington, Delaware 19801

    6.     The corporation is to have perpetual existence.

7.     In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

To make, alter or repeal the by-laws of the corporation.

8.     Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

9.     The corporation reserves the right to amend, alter change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and a1l rights conferred upon stockholders herein are granted subject to this reservation.

WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and according1y have hereunto set our hands this 1st day of June, 1976.

F. J. Obara, Jr.
W. J. Reif
R. F. Andrews

STATE OF DELAWARE

OFFICE OF SECRETARY OF STATE

I, ROBERT H. REED, Secretary of State of the State of De1aware, DO HEREBY CERTIFY that the above and foregoing is a true and correct copy of Certificate of Incorporation of the "AMERICAN INTERNATIONAL HEALTH SERVICES, INC.", as received and filed in this office the fourteenth day of July, A.D. 1976, at 11.o'clock A.M.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at Dover this fourteenth day of July in the year of our Lord one thousand nine hundred and seventy-six.

ROBERT H. REED
Secretary of State

G. A. BIDDLE
Ass't. Secretary of state

Secretary's Office
Delaware 1855 1793

Received for Record

July 14th, A.D., 1976.

Leo J. Dugan, Jr., Recorder.

STATE OF DELAWARE :  : : SS.:

NEW CASTLE COUNTY :

Recorded in the Recorder's Office at Wilmington in Incorporation Record,

Vol _____ Page _____ &c the 14th day of July, A.D. 1976

.

Witness my hand an official seal

Leo J. Dugan, Jr.
Recorder

Recorders Office New Castle Co. Del. Mercy Justice

THE COMMONWEALTH OF MASSACHUSETTS

OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE
MICHAEL JOSEPH CONNOLLY, Secretary	FEDERAL IDENTIFICATION
ONE ASHBURTON PLACE, BOSTON, MASSACHUSETTS 02108	NO 04-2601571

RESTATED ARTICLES OF ORGANIZATION

General Laws, Chapter 156B, Section 74

This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the restated articles of organization. The fee for filing this certificate is prescribed by General Laws, Chapter 156B, Section 114. Make check payable to the Commonwealth of Massachusetts.

We, Bruce A. Shear	President/XXXXXXXXXXXXXX and

Jeffrey L. Heidt	Clerk, XXXXXXXXXXXXXX of

American International Health Services, Inc.

(Name of Corporation)

located at 36 Commerce Way, Woburn, Massachusetts 01801

do hereby certify that the following restatement of the articles of organization of the corporation was duly adopted at a meeting held on , 1987 by vote of shares of Common Stock out of 2,277,318 shares outstanding

(Class of Stock)
being at least two-thirds of each class of stock outstanding and entitled to vote and of each class or series of stock adversely affected thereby:

1.	The name by which the corporation shall be known is:

American International Health Services, Inc

2.	The purposes for which the corporation is formed are as follows:

C P M RA

To manage, own, operate and maintain health care facilities and to carry on any business or other activity which may be lawfully carried on by a corporation organized under the Business Corporation Law of the Commonwealth of Massachusetts, whether or not related to those referred to hereinabove.

Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on separate 81/2 x L I sheets of paper leaving a left hand margin of at least I inch for binding. Additions to more than one article may be continued on a single sheet so long as each article requiring each such addition is clearly indicated

3.     The total number of shares and the par value, if any, of each class of stock which the corporation is authorized to issue is as follows:

	WITHOUT PAR VALUE	WITH PAR VALUE
CLASS OF STOCK	NUMBER OF SHARES	NUMBER OF SHARES	PAR VALUE

Preferred	None	None
Common	None	4,000,000	$.01

*4.     If more than one class is authorized. a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:

                           N/A

*5.     The restrictions, if any, imposed by the articles of organization upon the transfer of shares of stock of any class are as follows:

              N/A

*6.     Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

See continuation Sheets 6A, 6B, 6C and 6D attached hereto and incorporated by reference herein.

*If there are no such provisions, state "None"

CONTINUATION SHEET 6A

By-Laws

The board of directors is authorized to make, amend or repeal the by-laws of the corporation in whole or in part, except with respect to any provision thereof which by law, by these articles of organization, or by the by-laws requires action by the stockholders.

Place of Meetings of The Stockholders

Meetings of the stockholders may be held anywhere in the United States.

Partnership

The corporation may be a partner in any business enterprise which the corporation would have power to conduct by itself.

Indemnification of Directors, Officers and Others

The corporation shall indemnify each person who is or was a director, officer, employee or other agent of the corporation, each person who is or was serving at the request of the corporation as a director, trustee, officer, employee or other agent of another organization in which it directly or indirectly owns shares or of which it is directly or indirectly a creditor, and each person who is or was serving at the request of the corporation in any capacity with respect to any employee benefit plan against all liabilities, costs and expenses, including but not limited to amounts paid in satisfaction of judgments, in settlement or as fines and penalties, and counsel fees and disbursements, reasonably incurred by him in connection with the defense or disposition of or otherwise in connection with or resulting from any action, suit or other proceeding, whether civil, criminal, administrative or investigative, before any court or administrative or legislative or investigative body, in which he may be or may have been involved as a party or otherwise or with which he may be or may have been threatened, while in office or thereafter, by reason of his being or having been such a director, officer, employee, agent or trustee, or having served in any capacity with respect to any employee benefit plan, or by reason of any action taken or not taken in any such capacity, except with respect to any matter as to which he shall have been finally adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation or, to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan. Expenses, including but not limited to counsel fees and disbursements, so incurred by any such person in defending any such action, suit or proceeding may be paid from time to time by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the person indemnified to repay the amounts so paid if it shall ultimately be determined that indemnification of such expenses is not authorized hereunder, which undertaking may be accepted without reference to the financial ability of such person to make repayment.

CONTINUATION SHEET 6B

As to any matter disposed of by settlement by any such person, pursuant to a consent decree or otherwise, no such indemnification either for the amount of such settlement or for any other expenses shall be provided unless such settlement shall be approved as in the best interests of the corporation, after notice that it involves such indemnification, (a) by a vote of a majority of the disinterested directors then in office (even though the disinterested directors be less than a quorum), or (b) be any disinterested person or persons to whom the question may be referred by vote of a majority of such disinterested directors, or (c) by vote of the holders of a majority of the .outstanding stock at the time entitled to vote for directors, voting as a single class, exclusive of any stock owned by any interested persons, or (d) by any disinterested person or persons to whom the question may be referred by vote of the holders of a majority of such stock. No such approval shall prevent the recovery from any such officer, director, employee, agent or trustee or any such person serving in any capacity with respect to any employee benefit plan of any amounts paid to him or on his behalf as indemnification in accordance with the preceding sentence if such person is subsequently adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation or, to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any director, officer, employee, agent, or trustee or any such person serving in any capacity with respect to any employee benefit plan may be entitled or which may lawfully be granted to him. As used herein, the terms "director," "officer," "employee," "agent" and "trustee" include their respective executors, administrators and other legal representatives, and "interested" person is one against whom the action, suit or other proceeding in question or another action, suit or other proceeding on the same or similar grounds is then or had been pending or threatened, and a "disinterested" person is a person against whom no such action, suit or other proceeding is then or had been pending or threatened.

CONTINUATION SHEET 6C

By action of the board of directors, notwithstanding any interest of the directors in such action, the corporation may purchase and maintain insurance, in such amounts as the board of directors may from time to time deem appropriate, on behalf of any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or other agent of another organization or with respect to any employee or other agent of another organization or with respect to any employee benefit plan in which it directly or indirectly owns shares or of which it is directly or indirectly a creditor, against any liability incurred by him in any such capacity , or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.

Intercompany Transactions

No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other organization of which one or more of its directors or officers are directors, trustees or officers, or in which any of them has any financial or other interest, shall be void or voidable, or in any way affected, solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of directors or committee thereof which authorizes, approves or ratifies the contract or transaction, or solely because his or their votes are counted for such purposes, if:

(a)      The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee which authorizes, approves or ratifies the contract or transaction, and the board or committee in good faith authorizes, approves or ratifies the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(b)      The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote there on, and the contract or transaction is specifically authorized, approved or ratified in good faith by vote of the stockholders; or

CONTINUATION SHEET 6D

(c)     The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof, or the stockholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee thereof which authorizes, approves or ratifies the contract or transaction. No director or officer of the corporation shall be liable or accountable to the corporation or to any of its stockholders or creditors or to any other person, either for any loss to the corporation or to any other person or for any gains or profits realized by such director or officer, by reason of any contract or transaction as to which clauses (a), (b) or (c) above are applicable.

Limitations on Director Liability

No director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 61 or 62 of Chapter 156B of the General Laws of the Commonwealth of Massachusetts, or (iv) for any transaction in which the director derived an improper personal benefit. No amendment to or repeal of any provision of this paragraph, directly or by adoption of an inconsistent provision of these Articles of Organization, shall apply to or have any effect on any liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

*We further certify that the foregoing restated articles of organization effect no amendments to the articles of organization of the corporation as heretofore amended, except amendments to the following articles 2 and 6

(*If there are no such amendments. state "None".)

Briefly describe amendments in space below:

Article 2:     Purpose clause amended to summarize purposes of the corporation more concisely.

Article 6:     Other lawful provisions added to:

1.	permit Board of Directors to change the By-Laws.
2.	permit meetings of stockholders to be held anywhere within the United States.
3.	permit the corporation to act as a partner.
4.	provide for indemnification of Directors, officers, and others.
5.	provide for intercompany transactions.
6.	provide for limitations on Director liability

IN WITNESS WHEREOF AND UNDER, THE PENALTIES OF PERJURY, we have hereto signed our names this day of ______________ in the year 1987

Bruce A: Shear , President

Jeffrey L. Heidt, Clerk

THE COMMONWEALTH OF MASSACHUSETTS

RESTATED ARTICLES OF ORGANIZATION

(General Laws, Chapter 156B, Section 74)

I hereby approve the within restated articles of organization and, the filing fee in the amount of $ _____ having been paid, said articles are deemed to have been filed with me this day of ______ , 19__.

MICHAEL JOSEPH CONNOLLY
Secretary of State

TO BE FILLED IN BY CORPORATION

PHOTOCOPY OF RESTATED ARTICLES OF ORGANIZATION TO BE SENT

To:	Laura C. Glynn, Esquire
Choate, Hall & Stewart
Exchange Place
53 State Street
Boston, Massachusetts 02109

Telephone (617) 227-5020

Copy Mailed

THE COMMONWEALTH OF MASSACHUSETTS

OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE
MICHAEL JOSEPH CONNOLLY, Secretary	FEDERAL IDENTIFICATION
ONE ASHBURTON PLACE, BOSTON, MASSACHUSETTS 02108	NO 04-2601571

ARTICLES OF AMENDMENT

General Laws, Chapter 156B, Section 72

We, Bruce A, Shear, President, and

Katherine A,. Flaherty, Assistant Clerk of

AMERICAN INTERNATIONAL HEALTH SERVICES, INC.

(EXACT Name of Corporation)

Located at 36 Commerce Way, Woburn, Massachusetts 01801
(Massachusetts Address of Corporation)

Do hereby certify that these ARTICLES OF AMENDMENT offering Articles NUMBERED: 1
(Number those articles 1, 2, 3, 4, 5 and/or 6 being amended hereby)

Of the Articles of Organization were duly adopted at a meeting held on July 1, 1992 by vote of:

1,782,024 shares of common stock out of 2,277,318 shares outstanding
Type class & series (if any)

CROSS OUT INAPPLICABLE CLAUSE

XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
Being at least two-thirds of each type, class or series outstanding and entitled to vote thereon and of each type, class or series of stock whose rights are adversely affected thereby:

Article 1. The name by which the corporation shall be known is PHC, Inc.

C	1 For amendments adopted pursuant to Chapter 156B, Section 70
P	2 For amendments adopted pursuant to Chapter 156B, Section 71
M
RA

Note: If the space provided under any Amendment or item on this form is insufficient, additions shall be set forth on separate 8-1/2 x 11 sheets of paper leaving a left-hand margin of at least 1 inch for binding. Additions to more than one Amendment may be continued on a single sheet so long as each Amendment requiring each such addition is clearly indicated.

To CHANGE the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

WITHOUT PAR VALUE STOCKS			WITH PAR VALUE STOCKS

TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE

COMMON		COMMON:

PREFERRED		PREFERRED

CHANGE the total authorized to:

WITHOUT PAR VALUE STOCKS			WITH PAR VALUE STOCKS

TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE

COMMON		COMMON:

PREFERRED		PREFERRED

The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of The General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date. EFFECTIVE DATE:_____________________________________________

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereunto signed our names this 21st day of January 1994.

/s/ Bruce A. Shear, President

/s/ Katherine A. Flaherty, Assistant Clerk

THE COMMONWEALTH OF MASSACHUSETTS

ARTICLES OF AMENDMENT

GENERAL LAWS, CHAPTER 156B, SECTION 72

I hereby approve the within articles of amendment and, the filing fee in the amount of $ _____ having been paid, said articles are deemed to have been filed with me this _____ day of 19_____.

MICHAEL JOSEPH CONNOLLY

Secretary of State

TO BE FILLED IN BY CORPORATION

PHOTOCOPY OF ARTICLES OF AMENDMENT TO BE SENT

To:	Roslyn G. Daum
Choate, Hall & Stewart
Exchange Place
53 State Street
Boston, MA 02109

Telephone 617-227-5020

THE COMMONWEALTH OF MASSACHUSETTS

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108

Federal identification
NO. 04-2601571

ARTICLES OF AMENDMENT

(General Laws, Chapter 156B, Section 72)

We,	Bruce A, Shear, President, and
Paula C. Wurts, Assistant Clerk of
PHC, Inc.
(Exact Name of Corporation)

Located at 200 Lake Street, Suite 102, Peabody, MA 01960
(Street address of corporation in Massachusetts)

certify that these Articles of Amendment affecting articles numbered: 3 of the Articles of Organization were duly adopted at a meeting held on December 31, 1996 by vote of 2,165,526 shares of Class A Common Stock in/favor out of 2,483,522 shares outstanding.

742,218 shares of Class B Common Stock in/favor out of 800,628* shares outstanding

**being at least a majority of each type class or series outstanding and entitled to vote thereon

*The Class A and Class B Common Shares vote together as a single class upon all matters except the election of directors; each Class A share is entitled to one vote per share and each Blass B share is entitled to five votes per share.

Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on separate 8-1/2 x 11 sheets of paper leaving a left hand margin of at least 1 inch for binding. Additions to more than one article may be continued on a single sheet so long as each article requiring each such addition is clearly indicated.

To CHANGE the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
COMMON:		COMMON: Class A	10,000,000	$ .01
		Class B	2,000,000	$ .01
		Class C	200,000	$ .01
PREFERRED		PREFERRED	1,000,000	$ .01

Change the total authorized to:

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
COMMON:		COMMON: Class A	20,000,000	$ .01
		Class B	2,000,000	$ .01
		Class C	200,000	$ .01
PREFERRED		PREFERRED	1,000,000	$ .01

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify. in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date:_________________________

SIGNED UNDER THE PENALTIES OF PERJURY, this _______ day of January, 1997

/s/ Bruce A. Shear, President

/s/ Paula C. Wurts, Assistant Clerk

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify. in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date:_________________________

SIGNED UNDER THE PENALTIES OF PERJURY, this _______ day of _____, 1997

/s/ Bruce A. Shear, President

_______________ Assistant Clerk

THE COMMONWEALTH OF MASSACHUSETTS

ARTICLES OF AMENDMENT

(General Laws, Chapter 156B, Section 72)

I hereby approve the within Articles of Amendment and, the filing fee in the amount of $ _______ having been paid, said articles are deemed to have been filed with me this _____ day of _________, 19_____

Effective Date: ________________________________ ____________

WILLIAM FRANCIS GALVIN

Secretary of the Commonwealth

TO BE FILLED IN BY CORPORATION

PHOTO COPY OF RESTATED ARTICLES OF ORGANIZATION TO BE SENT

TO:	Roslyn G. Daum, Esq.
Choate, Hall & Stewart
Exchange Place, 53 State Street,
Boston, MA 02109

THE COMMONWEALTH OF MASSACHUSETTS

ARTICLES OF AMENDMENT

(General Laws, Chapter 156B, Section 72)

I hereby approve the within articles of amendment and, the filing fee in the amount of $ ____ having been paid, said articles are deemed to have been filed with me this ___ day of 19___.

MICHAEL JOSEPH CONNOLLY

Secretary of State

TO BE FILLED IN BY CORPORATION

PHOTOCOPY OF ARTICLES OF AMENDMENT TO BE SENT

To:

Telephone

THE COMMONWEALTH OF MASSACHUSETTS

MICHAEL JOSEPH CONNOLLY

Secretary of State
ONE ASHBURTON PLACE, BOSTON, MASSACHUSETTS 02108

RESTATED ARTICLES OF ORGANIZATION	FEDERAL IDENTIFICATION
General Laws, Chapter 156B, Section 74	NO. 04-2601571

This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the restated articles of organization. The fee for filing this certificate is prescribed by General Laws, Chapter 156B, Section 114. Make check payable to the Commonwealth of Massachusetts

We,	Bruce A, Shear, President, and
Katherine A,. Flaherty, Assistant Clerk of

PHC, INC. (Name of Corporation)

Located at 36 Commerce Way, Woburn, Massachusetts 01801
(Massachusetts Address of Corporation)

do hereby certify that these restatement of the articles of organization of the corporation was duly adopted at a meeting held on November 30, 1993 by vote of:

1,782,024 shares of common stock out of 2,277,318 shares outstanding
Type class & series (if any)
being at least two-thirds of each class of stock outstanding and entitled to vote and of each class or series of stock adversely affected thereby

C	1 The name by which the corporation shall be known is: PHC, INC.
P
M	2 The purposes for which the corporation is formed are as follows:
RA

To manage, own, operate and maintain health care facilities and to carry on any business or other activity which may be lawfully carried on by a corporation organized under the Business Corporation Law of the Commonwealth of Massachusetts, whether or not related to those referred to hereinabove.

Note: If the space provided under any Amendment or item on this form is insufficient, additions shall be set forth on separate 8-1/2 x 11 sheets of paper leaving a left-hand margin of at least 1 inch for binding. Additions to more than one article may be continued on a single sheet so long as each article requiring each such addition is clearly indicated.

.

'

3.     The total number of shares and the par value, if any, of each class of stock which the corporation is authorized to issue is as follows:

	WITHOUT PAR VALUE	WITH PAR VALUE
CLASS OF STOCK	NUMBER OF SHARES	NUMBER OF SHARES	PAR VALUE

Preferred	None	1,000,000	$.01
Common Class A	None.	7,000,000	$.01
Common Class B	None.	2,000,000	$.01
Common Class C	None.	200,000	$.01

*4.     If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:

See Continuation Sheets 4A-4H, attached hereto and incorporated herein by reference.

*5.      The restrictions, if any, imposed by the articles of organization upon the transfer of shares of stock of any class are as follows:

See Continuation Sheet 5A, attached hereto and incorporated Herein by reference.

*6.     Other lawful provisions. if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

See Continuation Sheet 6A-6D, attached hereto and incorporated Herein by reference.

* If there are no such provisions, state "None",

CONTINUATION SHEET 4A

Automatic Conversion

On the effective date of these Restated Articles of Organization, each issued share of the Corporation's existing common stock, par value $.01, outstanding as of said effective date (the "Existing Common Stock ") shall, without any action on the part of the holders thereof, be reclassified and converted into .395202 fully paid and nonassessable shares of Class B Common Stock and .087823 fully paid and nonassessable shares of Class C Common Stock. There shall be no fractional shares issued as a result of the conversion. Any fractional amount resulting from the conversion shall be rounded down to the nearest whole number the Corporation shall not be required to make any cash payments to stockholders in respect of any fractional amounts.

No holder of any of the shares of stock of this Corporation, whether now or hereafter authorized or issued, shall be entitled as of right to purchase or subscribe for (1) any unissued stock of any class, or (2) any additional share of any class to be issued by reason of any increase of the authorized stock of the Corporation of any class, or (3) bonds, certificates of indebtedness, debentures or other securities convertible into stock of the Corporation or carrying any right to purchase stock of any class of the Corporation.

Preferred Stock

     The Board of Directors is authorized, subject to limitations prescribed by law and these Restated Articles of Organization, to divide the Preferred Stock into one or more classes or series, and to determine for each such class or series, the preferences, voting powers, qualifications, and special or relative rights and privileges of any such class or series stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the Massachusetts Business Corporation Law.

Common Stock

          Subject to all the rights which may be granted to holders of the Preferred Stock and except as otherwise required by applicable law, a description of the preferences, voting powers, qualifications, and special or relative rights and privileges of the Class A Common Stock, the Class B Common Stock and the Class C Common Stock are as follows:

     A.     Designation.     There shall be three classes of Common Stock, one designated "Class A Common Stock", one designated "Class B Common Stock" and one designated "Class C Common Stock". Such classes shall be referred to collectively hereinafter as the "Common Stock. ".

CONTINUATION SHEET 4B

B.     Voting Rights and Powers.

(i) Except as provided in subparts (ii) through (iv) of this Part B, with respect to all matters upon which stockholders are entitled to vote, the holders of record of the outstanding shares of Class A Common Stock shall be entitled to one vote per share of Class A Common Stock, and the holders of record of the outstanding shares of Class B Common Stock shall be entitled to five votes per share of Class B Common Stock. Except as otherwise required by applicable law, the Class C Common Stock shall have no voting rights. Except as otherwise required by applicable law or any other provision of these Restated Articles of Organization, holders of Class A Common Stock and Class B Common Stock shall vote together as a single class on all matters submitted to the stockholders for a vote.

(ii) In the election and removal of directors, the holders of Class A Common Stock shall be entitled, voting as a class, to elect and remove two directors of the Corporation, with each share of Class A Common Stock entitling the holder thereof to one vote.

(iii) The holders of Class B Common Stock shall be entitled, voting as a class, to elect and remove the remaining directors of the Corporation, with each share of Class B Common Stock entitling the holder thereof to one vote.

(iv) In the event of the death, removal or resignation of a director elected by the holders of Class B Common Stock, the vacancy so created may be filled by vote of a majority of the remaining directors elected by holders of Class B Common Stock, or, if no such directors remain in office, by the holders of Class B Common Stock voting as a separate class. In the event of the death, removal or resignation of a director elected by the holders of Class A Common Stock, the vacancy so created may be filled by the remaining director elected by holders of Class A Common Stock, or, if no such director remains in office, by the holders of Class A Common Stock voting as a separate class.

C.      Dividends. When, as, and if dividends are declared by the Corporation's Board of Directors on the Common Stock, whether payable in cash, in property, or in securities of the Corporation, the holders of Common Stock shall be entitled to share equally in and to receive, in accordance with the number of shares of Common Stock held by each such holder, all such dividends, except that if dividends are declared that are payable in Common Stock, such stock dividends shall be payable at the same rate on each class of Common Stock and shall be payable only in shares of Class A Common Stock to holders of Class A Common Stock, only in shares of Class B Common Stock to holders of Class B Common Stock and only in shares of Class C Common Stock to holders of class C Common Stock.

CONTINUATION SHEET 4C

     D.     Distribution of Assets Upon Liquidation.In the event the Corporation shall be liquidated, dissolved or wound up, whether voluntarily or involuntarily, after there shall have been paid or set aside for the holders of all shares of the Preferred Stock then outstanding the full preferential amounts to which they may be entitled, if any, under the resolutions authorizing the issuance of such Preferred Stock, the net assets of the Corporation remaining thereafter shall be distributed equally to each share of Class A Common Stock, Class B Common Stock and Class C Common Stock.

E.     Conversion of Class B Common Stock.

(a) Automatic Conversion. Each share of Class B Common Stock shall convert automatically into one fully paid and non-assessable share of Class A Common Stock (i) upon its sale, gift or other transfer to a person other than an Affiliate (as such term is defined below) of the initial holder thereof or (ii) if transferred to an Affiliate, upon its sale, gift or other transfer by such Affiliate transferee of the initial holder. Each of the foregoing automatic conversion events shall be referred to hereinafter as an "Event of Automatic Conversion,"

For purposes of this Paragraph E, the term "Affiliate" shall mean (w) any individual or entity who or that, directly or indirectly, controls or is controlled by, or is under common control with, the initial holder of such share, (x) any corporation or organization (other than the Corporation or a majority-owned subsidiary of the Corporation) of which the initial holder of such share is an officer, director or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of voting securities, or in which the initial holder of such share has a substantial beneficial interest, (y) any trust or other estate in which an initial holder of such share has a substantial beneficial interest or as to which the initial holder of such share serves as trustee or in a similar fiduciary capacity, or (z) any relative or spouse of the initial holder of such share or any relative of such spouse, who has the same home as the initial holder of such share or who is a director or an officer of the Corporation or any of its parents or majority-owned subsidiaries.

(b) Automatic Conversion Procedure. Promptly upon the occurrence of an Event of Automatic conversion such that shares of Class B Common Stock are converted automatically into Class A Common Stock, the holder of such shares shall surrender the certificate or certificates therefore, duly endorsed in blank or accompanied by proper instruments of transfer, at the office of the Corporation, or of any transfer agent for the Class B Common Stock, and shall give written notice to the Corporation, at such office:, (i) stating that the shares are being converted pursuant to an Event of Automatic Conversion into Class A Common Stock as provided in Paragraph E(a} of this Article Four, (ii) specifying the Event of Automatic Conversion (and, if the occurrence of such event is within the control of the transferor, stating the transferor's intent to effect an Event of Automatic Conversion) I(iii) identifying the number of shares of Class B Common Stock being converted, and (iv) setting out the name or names (with addresses) and denominations in which the certificate or certificates for Class A Common Stock shall be issued and shall include instructions for delivery thereof. Delivery of such notice together with the certificates representing the Class B Common Stock shall obligate the Corporation to issue such Class A Common Stock. Thereupon the Corporation or its transfer agent shall promptly issue and deliver at such stated address to such holder or to the transferee of Class B Common Stock a certificate or certificates for the number of shares of Class A Common Stock to which such holder or transferee is entitled registered in the name of such holder, the designee of such holder or transferee as specified in such notice.

CONTINUATION SHEET 4D

To the extent permitted by law, conversion pursuant to an Event of Automatic Conversion shall be deemed to have been effected as of the date on which the Event of Automatic Conversion occurred (such time being the (" Conversion Time"). The person entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such Class A Common Stock at and as of the Conversion Time, and the right of such person as a holder of shares of Class B Common Stock shall cease and terminate at and as of the Conversion Time, in each case without regard to any failure by the holder to deliver the certificates or the notice required by this subparagraph (d).

(c) voluntary Conversion. Each share of Class B Common Stock shall be convertible, at the option of its holder, into one fully paid and non-assessable share of Class A Common Stock at any time.

(d) Voluntary Conversion Procedure. At the time of a voluntary conversion, the holder of shares of Class B Common Stock shall deliver to the office of the Corporation or any transfer agent for the Class B Common Stock (i) the certificate or certificates representing the Class B Common Stock to be converted, duly endorsed in blank or accompanied by proper instruments of transfer, and (ii) written notice to the Corporation stating that such holder elects to convert such share or shares and stating the name and address in which each certificate for Class A Common Stock issued upon such conversion is to be issued. Conversion shall be deemed to have been effected at the close of business on the date when such delivery is made to the Corporation of the Class B Common Stock to be converted, and the person exercising such voluntary conversion shall be deemed to be the holder of record of the number of shares of Class A Common Stock issuable upon such conversion at such time. The Corporation shall promptly deliver certificates evidencing the appropriate number of shares of Class A Common Stock to such person.

CONTINUATION SHEET 4E

(e) Unconverted Shares; Notice Required. In the event of the conversion of less than all of the shares of Class B Common Stock evidenced by a certificate surrendered to the Corporation in accordance with the procedures of this Paragraph E, the Corporation shall execute and deliver to or upon the written order of the holder of such certificate, without charge to such holder, a new certificate evidencing the number of shares of Class B Common Stock not converted. Shares of Class B Common Stock shall not be transferred on the books of the Corporation unless the Corporation shall have received from the holder thereof the written notice described herein.

(f) Reissue of Shares. Shares of Class B Common Stock that are converted into Class A Common Stock as provided herein shall be retired and cancelled and shall not be reissued.

(g) Reservation. The Corporation hereby reserves and shall at all times reserve and keep available, out of its authorized and unissued shares of Class A Common Stock, for the purpose of effecting conversions, such number of duly authorized shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Class B Common Stock. The Corporation covenants that all the shares of Class A Common Stock so issuable shall, when so issued, be duly and validly issued, fully paid and non-assessable, and free from liens and charges with respect to the issue. The Corporation will take all such action as may be necessary to ensure that all such shares of Class A Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the shares of Class A Common Stock may be listed. The Corporation will not take any action that results in any adjustment of the conversion ratio if the total number of shares of Class A Common Stock issued and issuable after such action upon conversion of the Class B Common Stock would exceed. the total number of shares of Class A Common Stock then authorized by the Corporation's Restated Articles of Organization.

CONTINUATION SHEET 4F

F.     Conversion of Class C Common Stock.

(a) Automatic Conversion. Each share of Class C Common Stock shall convert automatically, without any action on the part of the holders thereof, into the number of shares of fully paid and nonassessable shares of Class B Common Stock described in part (b) of this Paragraph F upon the satisfaction of the conditions set forth in part (b) of this Paragraph F. Each of the events of automatic conversion described in said part (b) shall be hereinafter referred to as a "Class C Conversion Event". Any shares of Class C Common Stock not so converted prior to the 90th day following the end of the Corporation's fiscal year ended June 30, 1997 shall be retired and cancelled without any action on the part of the shareholders and shall not be reissued.

(b) Events of Automatic Conversion. Shares of Class C Common Stock shall be automatically converted into shares of Class B Common Stock as follows:

                         (i) If the Corporation's net profit after taxes (but before any charge is taken with respect to the conversion of the Class C Common Stock) for the fiscal year ended June 30, 1994 as set forth in the Corporation's audited financial statements, is $1.0 million or more, each share of the Class C Common stock shall be converted on the 90th day following the end of the June 30, 1994 fiscal year into 0.5 shares of Class B Common Stock and 0.5 shares of Class C Common Stock if the Corporation's net profit after taxes (but before any charge is taken with respect to the conversion of the Class C Common Stock) for the fiscal year ended June 30, 1994 is less than $1.0 million, no conversion of the shares of Class C Common Stock will be effected in 1994.

(ii) If the Corporation's net profit after taxes (but before any charge is taken with respect to the conversion of the Class C Common Stock) as set forth in the Corporation's audited financial statements for the fiscal year ended June 30, 1995 is $2.0 million or more, or for the fiscal year ended June 30, 1996 is $3.0 million or more, or for the fiscal year ended June 30, 1997 is $4.0 million or more, any shares of Class C Common Stock which have not theretofore been converted into shares of Class B Common Stock will be converted automatically into an equivalent number of shares of Class B Common Stock on the 90th day following the end of the fiscal year in which the targets described above are first achieved.

(iii) Notwithstanding the foregoing provisions of this part (b), each share of Class C Common Stock shall automatically be converted into one share of Class B Common Stock on December 31, 1994 if the Corporation's Registration Statement on Form SB-2 is not declared effective by the U.S. Securities and Exchange Commission on or prior to that date.

CONTINUATION SHEET 4G

(c) Automatic Conversion Procedure. Promptly upon the occurrence of a Class C Conversion Event such that shares of Class C Common Stock are converted automatically, whether in whole or in part, into Class B Common Stock, the Corporation shall provide written notice of such Class C Conversion Event to the holders of record of the Class C Common Stock as of the date of the class C Conversion Event, requesting such holders to surrender the certificate or certificates therefore, duly endorsed in blank or accompanied by proper instruments of transfer, at the office of the corporation, or of any transfer agent for the class C Common Stock. The written notice of the Corporation shall: (i) state that the shares are being converted pursuant to a Class C Conversion Event into Class B Common Stock as provided in Paragraph F(b) of this Article Four and (ii) identify the number of shares of class C Common Stock being converted. The holders of the shares of Class C Common Stock shall be required to give written notice to the Corporation setting out the name or names (with addresses) and denominations in which the certificate or certificates for Class B Common Stock and, if applicable, Class C Common Stock shall be issued and shall include instructions for delivery thereof. Delivery of such notice together with the certificates representing the class C Common Stock shall obligate the Corporation to issue certificates representing such Class B Common Stock. Thereupon the Corporation or its transfer agent shall promptly issue and deliver at such stated address to such holder or to the transferee of Class C Common Stock a certificate or certificates for the number of shares of Class B Common Stock to which such holder or transferee is entitled registered in the name of such holder, the designee of such holder or transferee as specified in such notice.

To the extent permitted by law, conversion pursuant to an Event of Automatic Conversion shall be deemed to have been effected as of the date on which the Class C Conversion Event occurred (such time being the "Conversion Time"). The person entitled to receive the shares of Class B Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such Class B Common Stock at and as of the Conversion Time, and the right of such person as a holder of shares of Class C Common Stock shall cease and terminate at and as of the Conversion Time, in each case without regard to any failure by the holder to deliver the certificates or the notice required by this subparagraph (c).

(d) Reissue of Shares. Shares of Class C Common Stock that are converted into Class B Common Stock as provided herein shall be retired and cancelled and shall not be reissued.

CONTINUATION SHEET 4H

(e) Reservation. The Corporation hereby reserves and shall at all times reserve and keep available, out of its authorized and unissued shares of Class B Common Stock, for the purpose of effecting conversions, such number of duly authorized shares of Class B Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Class C Common Stock. The Corporation covenants that all the shares of Class B Common Stock so issuable shall, when so issued, be duly and validly issued, fully paid and non-assessable, and free from liens and charges with respect to the issue. The Corporation will take all such action as may be necessary to ensure that all such shares of Class B Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the shares of Class B Common Stock may be listed. The Corporation will not take any action that results in any adjustment of the conversion ratio if the' total number of shares of Class B Common Stock issued and issuable after such action upon conversion of the Class C Common Stock would exceed the total number of shares of Class B Common Stock then authorized by the Corporation's Restated Articles of Organization.

G. Other Rights. Except as otherwise required by the Massachusetts Business Corporation Law or as otherwise provided in these Restated Articles of Organization, each share of Class A Common Stock, each share of Class B Common Stock and each share of Class C Common Stock shall have identical powers, preferences, rights and privileges.

H. Issuance of the Common Stock and the Preferred Stock. The Board of Directors of the Corporation may from time to time authorize by resolution the issuance of any or all shares of the Common Stock and the Preferred Stock herein authorized in accordance with the terms and conditions set forth in these Restated Articles of Organization for such purposes, in such amounts, to such persons, corporations, or entities, for such consideration, and in the case of the Preferred Stock, in one or more series or classes, all as the Board of Directors in its discretion may determine and without any vote or other action by the stockholders, except as otherwise required by law.

CONTINUATION SHEET 5A

Restriction on Transfer of Shares

The shares of Class B Common Stock and Class C Common Stock shall not be transferable for a period of nine months following the effective date of the Corporation's registration statement on Form 8B-2 (File No. 33-71418) (the "Registration Statement") filed under the Securities Act of 1933, as amended, with the U.S. Securities and Exchange Commission on November 9, 1993, or until December 31, 1994, whichever first occurs. In the event the Registration Statement is not declared effective by the U.S. Securities and Exchange Commission by December 31, 1994, the foregoing transfer restrictions shall terminate and be of no further force or effect.

CONTINUATION SHEET 6A

Number of Directors

The Corporation shall have a board of directors numbering not less than five, of which two shall be elected by the holders of Class A Common Stock voting as a class and the remainder shall be elected by the holders of Class B Common Stock voting as a class. Subject to the foregoing, the number of directors may from time to time be increased or decreased as prescribed by the By-laws.

By-Laws

The board of directors is authorized to make, amend or repeal the By-laws of the Corporation in whole or in part, except with respect to any provision thereof which by law, by these Restated Articles of Organization, or by the By-laws requires action by the stockholders.

Place of Meetings of the Stockholders

Meetings of the stockholders may be held anywhere in the United States.

Partnership

The Corporation may be a partner in any business enterprise which the Corporation would have power to conduct by itself.

Indemnification of Directors, Officers and Others

The Corporation shall indemnify each person who is or was a director, officer, employee or other agent of the Corporation, each person who is or was serving at the request of the Corporation as a director, trustee, officer, employee or other agent of another organization in which it directly or indirectly owns shares or of which it is directly or indirectly a creditor and each person who is or was serving at the request of the Corporation in any capacity with respect to any employee benefit plan against all liabilities, costs and expenses, including but not limited to amounts paid in satisfaction of judgments, in settlement or as fines and penalties, and counsel fees and disbursements, reasonably incurred by him in connection with the defense or disposition of or otherwise in connection with or resulting from any action, suit or other proceeding, whether civil, criminal, administrative or investigative, before any court or administrative or legislative or investigative body, in which he may be or may have been involved as a party or otherwise or with which he may be or may have been threatened, while in office or thereafter, by reason of his being or having been such a director, officer, employee, agent or trustee, or having served in any capacity with respect to any employee benefit plan, or by reason of any action taken or not taken in any such capacity, except with respect to any matter as to which he shall have been finally adjudicated by a court of competent

CONTINUATION SHEET 6B

jurisdiction not to have acted in good faith in the reasonable belief that his action was in the best interest of the Corporation, or to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan. Expenses, including but not limited to counsel fees and disbursements, so incurred by any such person in defending any such action, suit or proceeding may be paid from time to time by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the person indemnified to repay the amounts so paid if it shall ultimately be determined that indemnification of such expenses is not authorized hereunder, which undertaking may be accepted without reference to the financial ability of such person to make repayment.

As to any matter disposed of by settlement by any such person, pursuant to a consent decree or otherwise, no such indemnification either for the amount of such settlement or for any other expenses shall be provided unless such settlement shall be approved as in the best interests of the Corporation, after notice that it involves such indemnification, (a) by a vote of a majority of the disinterested directors then in office (even though the disinterested directors be less than quorum), or (b) by any disinterested person or persons to whom the question may be referred by vote of a majority of such disinterested directors, or (c) by vote of the holders of a majority of the outstanding stock at the time entitled to vote for directors, voting as a single class, exclusive of any stock owned by any interested persons, or (d) by an disinterested person or persons to whom the question may be referred by vote of the holders of a majority of such stock. No such approval shall prevent the recovery from any such officer, director, employee, agent or trustee or any such person serving in any capacity with respect to any employee benefit plan of any amounts paid to him or on his behalf as indemnification in accordance with the preceding sentence if such person is subsequently adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that his action was in the best interests of the Corporation or, to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any director, officer, employee, agent, or trustee or any such person serving in any capacity with respect to any employee benefit plan may be entitled or which may lawfully be granted to him. As used herein, the terms "director," "officer," "employee," "agent" and "trustee" include their respective executors, administrators and other legal representatives, and "interested" person is one against whom the action, suit or other proceeding in question or another action, suit or other proceeding on the same or similar grounds is then or had been pending or threatened, and a "disinterested" person is a person against whom no such action, suit or other proceeding is then or had been pending or threatened.

CONTINUATION SHEET 6C

By action of the board of directors, notwithstanding any interest of the directors in such action, the Corporation may purchase and maintain insurance, in such amounts as the board of directors may from time to time deem appropriate, on behalf of any person who is or was a director, officer, employee or other agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee or other agent of another organization or with respect to any employee benefit plan, in which it directly or indirectly owns shares or of which it is directly or indirectly a creditor, against any liability incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability.

Intercompany Transactions

No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other organization of which one or more of its directors or officers are directors, trustees or officers, or in which any of them has any financial or other interest, shall be void or avoidable, or in any way affected, solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of directors or committee thereof which authorizes, approves or ratifies the contract or transaction, or solely because his or their votes are counted for such purposes, if:

(a)      the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee which authorizes, approves or ratifies the contract or transaction, and the board or committee in good faith authorizes, approves or ratifies the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(b)     the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically authorized, approved or ratified in good faith by vote of the stockholders or

CONTINUATION SHEET 6D

c)     the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof, or the stockholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee thereof which authorizes, approves or ratifies the contract or transaction. No director or officer of the Corporation shall be liable or accountable to the Corporation or to any of its stockholders or creditors or to any other person, either for any loss to the Corporation or to any other person or for any gains or profits realized by such director or officer, by reason of any contract or transaction as to which clauses (a), (b) or (c) above are applicable.

Limitations on Director Liability

No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 61 or 62 of Chapter 156B of the General Laws of the Commonwealth of Massachusetts, or (iv) for any transaction in which the director derived an improper personal benefit. No amendment to or repeal of any provision of this paragraph, directly or by adoption of an inconsistent provision of these Restated Articles of Organization, shall apply to or have any effect on any liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

THE COMMONWEALTH OF MASSACHUSETTS

RESTATED ARTICLES OF ORGANIZATION (General Laws, Chapter 156B, Section 74)

I hereby approve the within restated articles of organization and, the filing fee in the amount of $6,700 having been paid, said articles are deemed to have been filed with me this 17th day of December, 1993

/s/ Michael Joseph Connolly
MICHAEL JOSEPH CONNOLLY

Secretary of State

TO BE FILLED IN BY CORPORATION

PHOTO COPY OF RESTATED ARTICLES OF ORGANIZATION TO BE SENT

TO:	Roslyn G. Daum
Choate, Hall & Stewart
Exchange Place, 53 State Street, Boston, MA 02109
Telephone (617) 227-5020

*We further certify that the foregoing restated articles of organization effect no amendments to the articles of organization of the corporation as heretofore amended, except amendments to the following articles 3 and 4 and 5 and 6

(*If there are no such amendments. state "None".)

Briefly describe amendments in space below:

Article 3:      Amended to authorize creation of Preferred Stock as well as Class A Common Stock, Class B Common Stock and Class C Common Stock.

Article 4:     Provisions added describing the newly authorized classes of stock, along with the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof.

 Article 5:     Provisions restricting the transfer of shares of the Class B Common Stock and the Class C Common Stock.

        Article 6:     Amended to increase number of directors and manner of election.

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this 30th day of November in the year 1993.

/s/ Bruce A. Shear, President
/s/ Katherine A. Flaherty, Assistant Clerk

THE COMMONWEALTH OF MASSACHUSETTS

OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE
MICHAEL JOSEPH CONNOLLY, Secretary
ONE ASHBURTON PLACE, BOSTON, MASSACHUSETTS 02108

ARTICLES OF AMENDMENT	FEDERAL IDENTIFICATION
General Laws, Chapter 156B, Section 72	NO. 04-2601571

We, Bruce A, Shear, President, and

       Katherine A. Flaherty, Assistant Clerk of

PHC, INC.
(EXACT Name of Corporation)

Located at 36 Commerce Way, Woburn, Massachusetts 01801
(Massachusetts Address of Corporation)

do hereby certify that these ARTICLES OF AMENDMENT affecting Articles NUMBERED: 3
(Number those articles 1, 2, 3, 4, 5 and/or 6 being amended hereby)

Of the Articles of Organization were duly adopted at a meeting held on January 13, 1994 by vote of:

704,260 shares of Common Stock out of 1,131,000 shares outstanding
Type class & series (if any)

CROSS OUT INAPPLICABLE CLAUSE	XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX being at least a majority each type, class or series outstanding and entitled to vote thereon

C	1 For amendments adopted pursuant to Chapter 156B, Section 70
P	2 For amendments adopted pursuant to Chapter 156B, Section 71
M
RA

Note: If the space provided under any Amendment or item on this form is insufficient, additions shall be set forth on separate 8-1/2 x 11 sheets of paper leaving a left-hand margin of at least 1 inch for binding. Additions to more than one Amendment may be continued on a single sheet so long as each Amendment requiring each such addition is clearly indicated.

"

To CHANGE the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
COMMON:		COMMON: Class A	7,000,000	$ .01
		Class B	2,000,000	$ .01
		Class C	200,000	$ .01
PREFERRED		PREFERRED	1,000,000	$ .01

CHANGE the total authorized to:

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
COMMON:		COMMON: Class A	10,000,000	$ .01
		Class B	2,000,000	$ .01
		Class C	200,000	$ .01
PREFERRED		PREFERRED	1,000,000	$ .01

THE COMMONWEALTH OF MASSACHUSETTS

William Francis Galvin
SECRETARY OF THE COMMONWEALTH
ONE ASHBURTON PLACE, BOSTON, MASSACHUSETTS 02108-1512

ARTICLES OF AMENDMENT

General Laws, Chapter 156B, Section 72

We,	Bruce A, Shear, President, and
Paula C. Wurts, Assistant Clerk of
PHC, INC.
(Exact Name of Corporation)

Located at 200 Lake Street, Suite 102, Peabody, MA 01960
(Street address of corporation in Massachusetts)

certify that these Articles Of Amendment affecting articles numbered: 3
(Number those articles 1, 2, 3, 4, 5 and/or 6 being amended hereby)

of the Articles of Organization were duly adopted at a meeting held on December 31, 1996 by vote of:

2,165,526 shares of Class A Common Stock in favor out of 2,483,522 shares outstanding
(Type class & series, if any)

742,218 shares of Class B Common Stock in favor out of 800,628* shares outstanding
(Type class & series, if any)

** being at least a majority of each type, class or series outstanding and entitled to vote thereon

*The Class A and Class B Common Shares vote together as a single class upon all matters except the election of directors; each Class A share is entitled to one vote per share and each Class B share is entitled to five votes per share.

Note: If the space provided under any Amendment or item on this form is insufficient, additions shall be set forth on separate 8-1/2 x 11 sheets of paper leaving a left-hand margin of at least 1 inch for binding. Additions to more than one Amendment may be continued on a single sheet so long as each Amendment requiring each such addition is clearly indicated.

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE

COMMON:		COMMON: Class A	10,000,000	$ .01
		Class B	2,000,000	$ .01
		Class C	200,000	$ .01
PREFERRED		PREFERRED	1,000,000	$ .01

Change the total authorized to:

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
COMMON:		COMMON: Class A	20,000,000	$ .01
		Class B	2,000,000	$ .01
		Class C	200,000	$ .01
REFERRED		REFERRED	1,000,000	$ .01

THE COMMONWEALTH OF MASSACHUSETTS

William Francis Galvin
SECRETARY OF THE COMMONWEALTH
ONE ASHBURTON PLACE, BOSTON, MASSACHUSETTS 02108

ARTICLES OF AMENDMENT

(General Laws, Chapter 156D, Section 10.06, 950 CMR 113.33)

Exact Name of Corporation: PHC, INC.

Registered office address: 200 Lake Street, Suite 102, Peabody, MA 01960

The articles of amendment affects articles III
(Specify the number(s) of article(s) being amended I-VI)

Adopted and approved on: December 21, 2004 by

The incorporators

The board of directors without shareholder approval and shareholder approval was not required.

X	The board of directors and the shareholders in the manner required by law and the articles of organization

State the article number and the text of the amendment. If the amendment authorized an exchange, or effects a reclassification or cancellation of issued shares, state the provisions for implementing the action unless contained in the test of the amendment.

ARTICLE III

State the total number of shares and par value, * if any, of each class of stock than the corporation is authorized to issue. All corporations must authorize stock. If only one class or series is authorized, it isn't necessary to specify any particular designation.

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE

None		Common	Class A: 30,000,000	$.01
None			Class B: 2,000,000	$.01
None			Class C: 200,000	$.01
None		Preferred	1,000,000	$.01

To change the number of shares and the par value (if any) of any type or to designate a class or series of stock or change a designation of class or series of stock, which the corporation is authorized to issue, complete the following:

The total presently authorized is

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE

None		Common	Class A: 20,000,000	$.01
None			Class B: 2,000,000	$.01
None			Class C: 200,000	$.01
None		Preferred	1,000,000	$.01

Change the total authorized to:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE

None		Common	Class A: 30,000,000	$.01
None			Class B: 2,000,000	$.01
None			Class C: 200,000	$.01
None		Preferred	1,000,000	$.01

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date:_________________________

Signed by /s/ Paula C. Wurts, Assistant Clerk
(Please check appropriate box)_

Chairman of the Board
President
X	Other Officer
Court-appointed fiduciary
On this 7th day of January, 2005

THE COMMONWEALTH OF MASSACHUSETTS

William Francis Galvin
Secretary of the Commonwealth
One Ashburton Place, Boston, Massachusetts 02108-1512

ARTICLES OF AMENDMENT

(General Laws, Chapter 156D, Section 10.06)

I hereby certify upon examination of these Articles of Amendment, it appears that the provisions of the General Laws relative thereto have been complied with, and the filing fee in the amount of $10,000 having been paid, said articles are deemed to have been filed with me this 27th day of January, 2005 at 1:48a.m./p.m.

Effective date ___________________________

/s/ William Francis Galvin
Secretary of the Commonwealth

Filing fee: Minimum filing fee $100.00 per article amended, stock increases $100 per 100,000 shares plus $100 for each additional 100,000 shares or any fraction thereof.

TO BE FILLED IN BY CORPORATION

Contact Information

PHC, Inc.
200 Lake Street, Suite 102
Peabody, MA 01960

Telephone 978-536-2777
Email: info@phc-inc.com

A copy of this filing will be available on-line at www.sec.state.ma.us/cor once the document is filed.